Exhibit 1
                            ASSET PURCHASE AGREEMENT

     ASSET PURCHASE AGREEMENT (the "Agreement") dated May 2, 1996 (hereinafter referred to as the "Signing Date" or the "Signing") by and among Research Seeds, Inc., a Missouri corporation (the "Seller"), Halsey Seed Company, Inc., a Nevada corporation (the "Buyer") and AgriBioTech, Inc. ("ABT"), a Nevada corporation.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Buyer is a wholly-owned subsidiary of ABT;

     WHEREAS, Beachley-Hardy Seed ("BH") is a division of the Seller;

     WHEREAS, the Seller, through BH, has been engaged in the wholesale and retail farm seed business in the States of Connecticut, Delaware, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Vermont, Virginia and West Virginia, selling a wide range of products including, but not limited to, hybrid seed corn, alfalfa, small grains, soybeans, soil erosion material, forage seeds, vegetable seeds, sorghums, turf seeds and inoculate under BH's name (the "Business"), which Business the Seller shall cease to operate and shall be reconstituted as a new business of the Buyer;

     WHEREAS, the Seller wishes to sell and the Buyer wishes to purchase certain tangible and intangible assets associated with the Business (the "Assets").

     NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, representations, warranties and mutual covenants appearing in this Agreement, the parties hereto hereby agree as follows:

     SECTION 1.  SALE AND PURCHASE OF ASSETS.  Upon the terms and subject to the
                 ---------------------------
conditions set forth in this Agreement including at the prices shown in the Schedules attached hereto, at the Closing (as hereinafter defined) effective as of the Effective Date (as hereinafter defined), the Seller shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase, acquire, accept and take possession of all of the Seller's right, title and interest in and to the following assets of the Seller (all of which are hereinafter sometimes referred to as the "Assets," which shall be defined as those assets set forth in Sections 1(a) through 1(o) as of the Effective Date adjusted for the deletions and additions thereto in the ordinary course of business for the period after the Effective Date through the Closing Date (as hereinafter defined)):

     (a) BH's marketable inventory, including, but not limited to, the hybrid seed corn, alfalfa, soybeans, forage seeds, turf seeds and small grains, which relates to the Business (the "Inventory"), as set forth on Schedule 1(a) attached hereto.

     (b) BH's land which relates to the Business (the "Real Property"), as set forth on Schedule 1(b) attached hereto.

     (c) BH's buildings and improvements, including storage, which relate to the Business, as set forth on Schedule 1(c) attached hereto.

     (d) BH's equipment and machinery, which relate to the Business, as set forth on Schedule 1(d) attached hereto.

     (e) BH's office furniture and fixtures which relate to the Business, as set forth on Schedule 1(e) attached hereto.

     (f) BH's automobiles, trucks, vehicles and forklifts which relate to the Business, as set forth on Schedule 1(f) attached hereto.

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     (g) BH's miscellaneous equipment and hand tools which relate to the
Business, as set forth on Schedule 1(g) attached hereto.

     (h) The Assets set forth in subsections (b) through (g) above are sometimes referred to herein as the "Fixed Assets."

     (i) BH's pre-paid assets which relate to the Business, as set forth on
Schedule 1(i) attached hereto (the "Pre-Paid Assets").

     (j) BH's trade names which relate to the Business, as set forth on Schedule 1(j) attached hereto.

     (k) BH's trademarks which relate to the Business, as set forth on Schedule 1(k) attached hereto.

     (l) The customer list of BH which related to the Business as of the Effective Date, as set forth on Schedule 1(l) attached hereto.

     (m)  BH's goodwill.

     (n) The Assets set forth in subsections (j) through (m) above are sometimes referred to herein as the "Intangible Assets."

     (o) BH's accounts receivable which relate to the Business, as set forth on
Schedule 1(o) attached hereto (the "Accounts Receivable").

     (p) The Assets shall be conveyed free and clear of all liabilities, obligations, liens, security interests and encumbrances of any character whatsoever, excepting only those liabilities and obligations, if any, which are expressly to be assumed by the Buyer hereunder, including, but not limited to, the Assumed Agreements (the "Assumed Liabilities"), as set forth on Schedule 1(p) attached hereto.

     Except for the Assumed Liabilities, if any, the Buyer and/or ABT shall not assume nor be responsible for any liabilities or obligations which relate in any way to the operation of the Business prior to the Effective Date.

     SECTION 2.  PURCHASE PRICE.  In full consideration for the sale, transfer,
                 --------------
conveyance, assignment and delivery of the Assets by the Seller to the Buyer and in reliance upon the representations and warranties made herein by the Seller and for other consideration set forth herein, the Buyer hereby agrees to pay to the Seller (except as described in Section 2(h) below) at the Closing (as hereinafter defined) a net purchase price (the "Purchase Price") of Four Million One Hundred Forty-Two Thousand Ninety-Five and 67/100 ($4,142,095.67) Dollars consisting of the following:

     (a) In full consideration for the Inventory as of January 31, 1996, the Buyer hereby agrees to pay to the Seller at the Closing a payment by wire transfer of immediately available funds equal to Three Million Three Hundred Ninety-One Thousand Two Hundred Ninety-Four and 24/100 ($3,391,294.24) Dollars, as set forth on Schedule 1(a) attached hereto. The Inventory shall be valued for purchase at the lower of current wholesale market or the Seller's cost.

     (b) In full consideration for the sale of the Fixed Assets, the Buyer hereby agrees to pay to the Seller at the Closing a payment of One Million Four Hundred Eight Thousand Seven Hundred Eighty-Six and 00/100($1,408,786.00) Dollars payable as follows:

        (i) The Buyer shall pay to the Seller at the Closing a payment by wire transfer of immediately available funds equal to One Million One Hundred Thousand and 00/100 ($1,100,000.00) Dollars; and

        (ii) In addition, the Buyer shall pay to the Seller, Three

Hundred Eight Thousand Seven Hundred Eighty-Six and 00/100 ($308,786.00) Dollars payable by the transfer to the Seller at the Closing of 82,343 shares of Common Stock of ABT (the "Fixed Assets ABT Shares"), with an agreed upon value of $3.75 per share.

     (c) In full consideration for the sale of the Pre-Paid Assets, the Buyer hereby agrees to pay to the Seller at the Closing a payment by wire transfer of immediately available funds equal to One Hundred Four Thousand Nine Hundred Twenty-Two and 45/100 ($104,922.45) Dollars.

     (d) In addition to the purchase and sale of the Assets as described above, at the Closing, the Seller hereby agrees to enter into a five-year non-competition agreement with the Buyer in the form annexed hereto as Exhibit 2(d) as more fully described in Section 12(k) below, for the aggregate sum of Three Hundred Thousand and 00/100 ($300,000.00) Dollars, including the purchase of the Intangible Assets, payable at the Closing by the transfer to the Seller of 80,000 shares of Common Stock of ABT (the "Intangible Assets ABT Shares") (collectively, with the Fixed Assets ABT Shares, the "ABT Shares"), with an agreed upon value of $3.75 per share. The ABT Shares have not yet been registered with the Securities and Exchange Commission. At the Closing, the ABT Shares shall be delivered to the Seller registered in the name of the Seller or the Seller's designees, fully paid and nonassessable. Notwithstanding the foregoing, the resale of the ABT Shares shall be made pursuant to the Lock-Up Agreement, in the form attached hereto as Exhibit 3(b).

     (e) In full consideration for the Accounts Receivable, the Buyer hereby agrees to pay to the Seller at the Closing a payment in cash equal to One Million Seventy Thousand Seven Hundred Forty-Three and 57/100 ($1,070,743.57) dollars.

     The Seller hereby confirms the transfer to the Buyer of the Seller's ownership of and sole right (i) to collect all accounts and Accounts Receivable,
(ii) to endorse the name of the Seller, without recourse to the Seller, any checks or other instruments received on account of such accounts and Accounts Receivable and (iii) to give notice, in the Buyer's name, to the various customers and others owing monies to the Buyer in respect of any accounts and Accounts Receivable, advising such customers and others, among other things, that they should make payment of the foregoing directly to the Buyer. The Seller shall transfer or deliver to the Buyer from time to time, within ten (10) days of receipt thereof by the Seller, all cash or other property due the Buyer that the Seller may receive in respect of any accounts or Accounts Receivable transferred to the Buyer as contemplated by this Agreement, or as otherwise due to the Buyer.

     (f) The Buyer shall assume the payables as follows:

        (i) The Buyer shall assume the accounts payable of Six Hundred Twenty-Nine Thousand Nine Hundred Twenty-Eight and 77/100 ($629,928.77) dollars, which related to the Business, as set forth on Schedule 2(f) attached hereto, effective at the Closing (the "Accounts Payable").

        (ii) The Buyer shall assume the assumed payables of One Hundred Thirty-One Thousand Four Hundred Twenty-Nine and 86/100 ($131,429.86) dollars, which related to the Business, as set forth on Schedule 1(p) attached hereto, effective at the Closing.

     (g) The Buyer shall assume the customer advances, and the terms under which such advances were made, in the amount of One Million Three Hundred Seventy-Two Thousand Two Hundred Ninety-One and 96/100 ($1,372,291.96) dollars, which related to the Business, as set forth on Schedule 2(g) attached hereto, effective at the Closing (the "Customer Advances").

     (h) The parties hereto agree that the purchase and sale of the Assets and the assumption of the Assumed Liabilities, if any, shall be accounted for as if such transactions had occurred as of the close of business on January 31, 1996 (the "Effective Date"), regardless of when the Closing in fact occurs. The Buyer shall realize any operating profit or loss from the operation of the Business after the Effective Date. Accordingly, the Seller agrees to consult ABT on any material issues, events, conditions or contracts prior to the Closing. Furthermore, the Seller agrees not to enter into any new capital obligations or capital expenditures which relate to the Business from the Signing Date and prior to the Closing, except with the respective Buyer's consent. Accordingly, an adjusted Purchase Price (the "Adjusted Purchase Price") shall be calculated and agreed to by both the Seller and the Buyer which shall adjust the Purchase Price to account for the value of the Business from the Effective Date through the Closing Date, as set forth on Schedule 2(h) attached hereto and delivered at the Closing.

     SECTION 3.  REGISTRATION OF SHARES; LOCK-UP OF ABT SHARES.
                 ---------------------------------------------

     (a) ABT hereby agrees to register the resale by the Seller of the ABT Shares under the Securities Act of 1933, as amended, as soon as practicable after the Closing prior to October 1, 1996.

     (b) The Seller hereby agrees to sell the ABT Shares in accordance with the terms of the Lock-Up Agreement which restricts the sale of the ABT Shares during the period commencing on the Closing Date and ending upon the sale of all of the ABT Shares hereunder (the "Lock-Up Period").

        (i) No ABT Shares may be sold during the period commencing on the Closing Date and ending on September 30, 1996.

        (ii) During the period commencing October 1, 1996 and ending upon the sale of all of the ABT Shares hereunder, the Seller may attempt to sell the ABT Shares in accordance with the terms of this Section 3 and the Lock-Up Agreement.

        (iii) During the Lock-Up Period, the Seller may not sell more than 5,000 shares per day and no more than 10,000 shares per week. Any Gross Proceeds in excess of $608,786 from the sale of the ABT Shares shall be retained by the Seller. Provided; however, in the event that the Seller materially breaches any term or condition of the Lock-Up Agreement, including, but not limited to, when and how many ABT Shares it may sell, the Seller hereby agrees to remit to the Buyer, within 20 days of receipt thereof, all Gross Proceeds in excess of $608,786 received by the Seller.

     (c) ABT reserves the right to waive the lock-up limitations and/or resale limitations set forth in the Lock-Up Agreement, in writing, in whole or in part; provided that such waiver shall be delivered to the Seller, in writing, to be effective.

     SECTION 4.     EXCLUDED ASSETS.  The Seller shall retain ownership of all
                    ---------------
of the assets of the Business, except for those assets transferred to the Buyer pursuant to this Agreement, including, but not limited to, the corporate records (but not the business records) of the Business, and other assets as more specifically listed on Schedule 4(a) attached hereto (the "Excluded Assets").

     SECTION 5.     NON-ASSUMPTION OF LIABILITIES.  It is understood and agreed
                    -----------------------------
by the parties hereto that the Assets will be sold, conveyed, transferred and assigned to the Buyer at the Closing free and clear of all liens, charges and encumbrances whatsoever, and it is further understood and agreed by the parties hereto that the Buyer does not assume, accept or undertake any obligations, commitments, duties, debts or liabilities of any kind whatsoever (the "Obligations"), except for the Assumed Liabilities assumed by the Buyer pursuant to this Agreement as listed in Schedule 1(p) attached hereto.

     SECTION 6.     CLOSING.  The closing of the sale and purchase of the Assets
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provided for in Section 1 of this Agreement (the "Closing") shall take place

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

at the offices of counsel to the Seller, Brent G. Wennberg, on the 2nd day of May 1996, or such other time and place as the parties may agree. The day on which the Closing occurs is sometimes hereinafter referred to as the "Closing Date."

     SECTION 7.     REPRESENTATIONS AND WARRANTIES OF THE SELLER.  The Seller
                    --------------------------------------------
warrants and represents to the Buyer and ABT as follows:

     (a) Title.  Except as set forth in Schedule 7(a) of this Agreement, the
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Seller owns, and at the Closing shall have, good, valid and marketable title to the Assets and full right to transfer title to the Assets free and clear of all liens, mortgages, charges, liabilities, claims, security interests or encumbrances of every type whatsoever.

     (b) Capacity; Organization; Standing.  The Seller has full capacity to
         --------------------------------
enter into and perform under this Agreement, and all other agreements to be entered into in connection with the transactions contemplated hereby, (the "Other Agreements") and to consummate such transactions; and no other consent or joinder of any other persons or corporations is required. This Agreement has been, and each of the Other Agreements executed by the Seller hereunder will at the Closing, be duly authorized, executed and delivered by the Seller. This Agreement constitutes, and each of the Other Agreements executed by the Seller will constitute, the legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. The Seller is duly organized, validly existing and in good standing under the laws of the State of Missouri. The Seller has full corporate power and authority to conduct the Business as it is now being conducted and is duly qualified to do business in the States of Pennsylvania and Ohio, and in each jurisdiction where the nature of the property owned or leased, or the nature of the business conducted by the Seller with respect to the Business requires such qualification, where failure to be so qualified would have a material adverse effect on the Business. Except, where failure to be so licensed would not have a material adverse effect on the Business, the Seller has all necessary licenses and authority to operate its business as now being conducted in the States of Connecticut, Delaware, Maine, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Vermont, Virginia and West Virginia.

     (c) Legal Proceedings.  Except as set forth in Schedule 7(c) of this
         -----------------
Agreement, the Seller is not a party to any pending litigation, arbitration or administrative proceeding or investigation, with respect to or relating to the Assets or the Business and, to the Seller's best knowledge and belief, no litigation, arbitration or administrative proceeding or investigation that would have a material adverse effect on the Assets or the Business is threatened.

     (d) Trade Names and Trademarks, etc.  With respect to the Business, the
         -------------------------------
Seller owns or has the right to use the trade names and trademarks as set forth on Schedules 1(j) and 1(k), respectively. The Seller has not granted, and will not grant prior to the Closing, licenses or other rights to use such trade names and trademarks. Except as disclosed in Schedules 1(j) and 1(k), to the best knowledge of the Seller, no other trade names or trademarks are owned or used by the Seller in relation to the Business. To the Seller's knowledge and belief, the operation of the Business does not infringe on the trade names, trademarks or any other intellectual property rights of any third party. No claim has been made that there is any such infringement. To the Seller's knowledge and belief, no trade name or trademarks of any person infringes the trade names or trademarks which relate to the Business.

     (e) Description of Material Contracts.  To the best knowledge of the
         ---------------------------------
Seller, except for this Agreement and the Other Agreements, Schedule 7(e) contains a complete and correct list as of the date hereof of all material agreements, contracts and commitments, obligations and understandings (the "Material Agreements") which are not set forth in any other Schedule delivered hereunder, of the following types, written or oral, which relate to the Business and that the Seller is a party or by which it or any of the Assets are bound, as of the date hereof. The Material Agreements, to the best knowledge of the Seller, constitute all of the material contracts, leases and other agreements related to the operation of the Business. Schedule 7(e) shall also designate which of the Material Agreements that the Seller shall assign to the Buyer and the Buyer shall assume (the "Assigned Agreements"). All of the Material Agreements to which the Seller and/or BH is a party constitute valid and legally binding obligations of the Seller and/or BH. The Seller has no knowledge that the Material Agreements are not valid and legally binding obligations of the other parties thereto. The Material Agreements are enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles, are in full force and effect. Except as otherwise specified in Schedule 7(e), the Assigned Agreements are validly assignable to the Buyer without the consent of any party. It is the intention of the Seller that after the assignment of the Assigned Agreements to the Buyer pursuant hereto, the Buyer will be entitled to the full benefits thereof. There is not thereunder any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights. The Seller has not received any notice of termination of any Material Agreement. True and complete copies of all of the written Material Agreements have been delivered to the Buyer.

     (f) Default; Violations or Restrictions.  The Seller is not in material
         -----------------------------------
default under, nor to the Seller's best knowledge, has any event occurred which, with the lapse of time or action by a third party, could result in a material default under any outstanding note, indenture, mortgage, contract or agreement to which it is bound, relating to the Assets. Except as declared in Schedule 7(f), the execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by the Seller pursuant hereto, and the consummation of any of the transactions contemplated hereby or thereby will not (or with the giving of notice or the lapse of time or both would), to the Seller's best knowledge, result in any material violation of any provision of or result in the material breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation or acceleration or otherwise be in material conflict with or result in a loss of material contractual benefits to the Seller, as such relates to the Assets, under any law, order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which the Seller is a party or by which it may be bound, or require any consent, approval or notice under the laws of any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or encumbrance upon the Assets.

     (g) Court Orders and Decrees.  Except as set forth on Schedule 7(g), the
         ------------------------
officers of the Seller have not received written or oral notice that there is outstanding, pending, or threatened any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting the Assets.

     (h) Approvals and Authorizations.  The Seller has obtained all necessary
         ----------------------------
consents, approvals or authorizations in connection with the transactions contemplated hereby, which are required by law or otherwise in order to make this Agreement binding upon the Seller.

     (i) Governmental Licenses.  Schedule 7(i) attached hereto contains a list
         ---------------------
of all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are required in connection with the Seller's execution, delivery or performance of this Agreement, all of which have been obtained and are in full force and effect. The Seller has not received any notice of any material violation with respect to any such consents, permits, licenses or other regulatory orders and which remain unabated.

     (j)  Hazardous Material and Nuisance.  Except as disclosed on Schedule 7(j)
          -------------------------------
attached hereto, there are no known claims or to the best knowledge of the Seller potential claims which may exist against the Seller relating to the Business and/or the Assets, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of the Seller of any "Hazardous Material," including, without limitation, any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act ("CERCLA"), any so-called "Super Fund" or "Super Lien" law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

     (k) Employee Benefit Plans.  No funding deficiency exists or has existed
         ----------------------
with respect to any "Employee Benefit Plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any other profit sharing, deferred compensation, bonus, stock option, stock purchase, pension or other compensation plan (excluding salaries, wages and other customary employee benefits such as vacation and sick leave), or any other plan or arrangement to benefit employees maintained or contributed to by the Seller or any person, firm or corporation (an "Affiliate") under "common control" (within the meaning of Section 401(b) of ERISA) with the Seller and in which any of the employees of the Seller or any Affiliate participates or is eligible to participate covering any present or former employee of the Seller or any Affiliate which may cause or result in a lien upon any of the Assets. The Seller shall indemnify and hold harmless the Buyer and ABT for any losses or expenses incurred by the Buyer and/or ABT as a result of any Employee Benefit Plan, as set forth in Section 9(b) hereof. Schedule 7(k) attached hereto discloses, as of now and since the Seller has operated the Business, all Employee Benefit Plans concerning the Business.

     (l) Absence of Certain Business Practices.  Neither the Seller, nor to the
         -------------------------------------
best knowledge and belief of the Seller, any officer, employee or agent of the Seller or BH acting on either's behalf, nor any other person acting on either's behalf, has, directly or indirectly, within the past three (3) years given or agreed to give any material gift or similar benefit inconsistent with the Seller's past practices and policies to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the Business (or assist the Seller in connection with any actual or proposed transaction) which (i) would subject the Seller to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past would have had a material adverse effect on the assets, business or operation of the Business, or (iii) if not continued in the future, would materially adversely affect the Assets, the Business or its operations or prospects, or which would subject the Seller to suit or penalty in any private or governmental litigation or proceeding.

     (m) Brokers.  The Seller has not entered into and will not enter into any
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agreement, arrangement or understanding with any person or firm which will result in an obligation of the Buyer or ABT to pay any finder's fee, brokerage commission, or similar payment in connection with the transactions contemplated by this Agreement. Any brokerage commission owing to AgriCapital Corporation in connection with the transactions contemplated by this Agreement, if any, shall be paid by the Seller in accordance with the Seller's agreement with AgriCapital Corporation.

     (n) Financial Statements.  The Seller has delivered to the Buyer during the
         --------------------
process of the Buyer's due diligence investigation copies of all the financial statements requested by the Buyer (hereinafter collectively called the "Financial Statements") and which are attached hereto as Exhibit 7(n). The unaudited Financial Statements were prepared by Management of the Seller in the ordinary course of business for periods through and including the month ending January 31, 1996 (the "Balance Sheet Date") and through March 31, 1996 were prepared from the books and records of the Seller and fairly present the financial condition of the Business as at their respective dates and the results of the Business' operations for the periods covered thereby.

     (o) Absence of Undisclosed Liabilities and Conditions.  Except as and to
         -------------------------------------------------
the extent reflected or reserved against in the Financial Statements, or as set forth on Schedule 7(o) attached hereto, as of the Closing Date, the Business, to the Seller's best knowledge and belief, had no material debts, liabilities or obligations (whether due or to become due, absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities incurred in respect of or measured by the Business' income, for the period after the Balance Sheet Date and prior to the Closing, or any other material debts, liabilities or obligations relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Closing Date, whether or not then known, due or payable, other than liabilities of the same nature as those set forth in the Financial Statements and reasonably incurred in the ordinary course of business after the Balance Sheet Date. The Financial Statements do not include any assets or liabilities of any entity other than the Seller nor any expense of any entity other than the Seller. The Seller does not know of any currently existing facts that materially adversely affect or which might reasonably be expected to materially adversely affect the Assets.

     (p) Compliance With Laws.  Except as disclosed on Schedule 7(p), the
         --------------------
operations and activities of the Business concerning the Assets comply in all material respects with all applicable federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the "Laws"), as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the Occupational Safety and Health Administration. Neither the ownership nor use of the Assets nor the conduct of the Business as presently conducted materially conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will materially violate, conflict with or result in a material default, right to accelerate or loss of rights under, any terms or provisions of the Seller's Certificate of Incorporation or Bylaws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding (hereinafter collectively referred to as "Liens"), or Laws to which the Seller is a party or by which it or the Assets may be bound or affected. The Seller has received no notice of communication from any third party asserting a failure to comply with any Laws, nor has the Seller received any notice that any authority or third party intends to seek enforcement against the Seller to compel compliance with any such Laws.

     (q) Taxes.  As of the Closing Date all taxes, including, without
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limitation, income, property, sales, use, franchise, added value, employees'
income withholding and social security taxes, imposed by any governmental entity whatsoever, which are due or payable by the Seller in connection with the Business, and all interest and penalties thereon, have been paid in full, all tax returns required to be filed in connection therewith have been timely filed and all deposits required by law to be made by the Seller with respect to withholding taxes for employees engaged in the Business have been duly made.
The Seller is not delinquent in the payment of any tax, assessment or governmental charge or deposit and, to its best knowledge, has no tax deficiency or claim outstanding, proposed or assessed against it which would result in a tax lien on the Assets. Except for amounts accrued, but not payable as of the Effective Date, (i) the Seller is not liable for the payment of any taxes relating to the Assets or the operation of the Business, and (ii) the Buyer shall have no liability for any taxes related to the ownership or operation of the Assets or the Business prior to the Effective Date. The Seller does not know of any tax deficiency or claim outstanding, proposed, or assessed against it with respect to any taxes, including, without limitation, income, property, sales, use, franchise, valued-added, employees' income withholding, and social security taxes imposed by the United States or by any foreign country or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority that could have a material adverse effect on the Assets or the Business, or result in the imposition of a tax lien upon any of the Assets.

     (r) Absence of Changes or Events.  Without limiting the foregoing, since
         ----------------------------
the Balance Sheet Date and through the Signing Date, to the best of the Seller's knowledge and belief, there has been no material adverse change in the Business. Except as set forth in Schedule 7(r) attached hereto, since the Balance Sheet Date, the Seller has conducted the Business only in the ordinary course and has not:

        [i] Incurred any obligation or liability, except current liabilities for trade or business obligations incurred in the ordinary course of business and consistent with its prior practice, none of which liabilities materially and adversely affects the Assets, or the Business;

        [ii] Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction on any of the Assets;

        [iii] Except for the sale of Inventory, in the ordinary course of business, sold, transferred, leased to others or otherwise disposed of any of the Assets;

        [iv] Received any notice of termination of any agreement or suffered any damage, destruction or loss which has had or, with the passage of time, could have a materially adverse effect on the Assets, or the Business;

        [v] Made any change in its pricing, advertising or personnel practices inconsistent with its prior practice;

        [vi] Suffered any change, event or condition which, has had or may have a materially adverse effect on the Assets, the Business, its operations, or which might reasonably be expected to materially adversely affect the prospects thereof;

        [vii] Entered into any transaction, contract or commitment other than in the ordinary course of business which had a material adverse effect on the Assets or the Business; or

        [viii] Instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Seller, the Assets, or the Business.

     (s) Inventories.  All Inventory consists of items purchased in the ordinary
         -----------
course of the Business. All Inventory has been fully paid for or accrued by the Seller.

     (t) Labor Relations.  The Seller in connection with the Business is not (i)
         ---------------
a party to any collective bargaining agreement relating to any of the employees of the Business and has not recognized and is not required to recognize and has not received a demand for recognition by any collective bargaining representative, (ii) a party to any contract with and had no liability to, any of its employees, agents, consultants, officers, sales representatives, distributors or dealers that is not cancelable by the Seller without penalty on not more than thirty (30) days' notice, except as set forth on Schedule 7(t) attached hereto, (iii) subject to any strike or work stoppage in effect or to the Seller's best knowledge threatened against the Business nor has any strike or work stoppage been enjoined by any order, writ, injunction or decree of any court or federal, state, municipal or other governmental agency or instrumentality.

     (u) Customer Lists.  All written agreements, and except as may occur in the
         --------------
ordinary course of business all arrangements or commitments, with or respecting any customer of the Seller to which the Seller is a party or is bound have been described in Schedule 1(l) attached hereto except for those not involving a consideration of at least $500 per annum.

     (v) Investment.  Subject to the provisions of Section 3, the Seller (or its
         ----------
designees) is acquiring, or will acquire, the ABT Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Seller understands that the ABT Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the representations of the Seller as expressed herein. The Sellers acknowledge that each certificate representing the ABT Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

     (w) Schedules.  The Seller has delivered to the Buyer materially complete
         ---------
and correct schedules, in form and substance reasonably acceptable to the Buyer, as of the Signing Date. The Seller will deliver updated schedules, supplemented as necessary, to the Buyer as of the Closing.

     (x) Accuracy.  No representation, warranty, covenant or statement by the
         --------
Seller in this Agreement, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Buyer pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not materially false or misleading.

     SECTION 8.     REPRESENTATIONS AND WARRANTIES OF THE BUYER AND ABT.  The
                    ---------------------------------------------------
Buyer and ABT, jointly and severally, warrant and represent to the Seller as follows:

     (a) Capacity.  The Buyer and ABT have full capacity to enter into and
         --------
perform their respective obligations under this Agreement, and the Other Agreements, and to consummate such transactions; and no other consent or joinder of any other persons or corporations is required. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, constitute a material breach of any term or provision of the certificate of incorporation or by-laws of the Buyer or ABT or constitute a material default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which the Buyer or ABT is a party or by which they are bound.

     (b)  Organization.
          ------------

        (i) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and the Buyer has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith.
The Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

        (ii) ABT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and ABT has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. ABT is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

     (c) Consents and Approvals.  No governmental license, permit or
         ----------------------
authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the Buyer's and ABT's execution, delivery or performance of this Agreement. The Buyer and ABT shall execute, deliver and perform its obligations under this Agreement and no consent or other approval or any other party is required to be obtained by the Buyer or ABT in connection with the transactions contemplated hereby.

     (d) Legal Proceedings.  Neither ABT nor the Buyer is a party to or affected
         -----------------
by any pending litigation, arbitration or any governmental proceeding or investigation that would in any manner affect its entering into this Agreement or performing the transactions contemplated hereby or that might result in any material adverse change in the financial condition, business or properties of the Buyer or ABT and to the best of their respective knowledge no such litigation, arbitration, proceeding or investigation is threatened.

     (e) Misrepresentations and Omissions. No representation, warranty, covenant
         --------------------------------
or statement by the Buyer or ABT in this Agreement, any Exhibit attached hereto, the Schedules attached hereto and the certificates or other documents furnished or to be furnished to the Seller pursuant hereto (including the Schedules, if any, provided for in this Section 8 and Exhibits thereto), contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

     (f) Binding Obligation.    This Agreement has been, and each of the Other
         ------------------
Agreements executed by the Buyer and/or ABT hereunder will at the Closing, be duly authorized, executed and delivered by the Buyer and/or ABT, respectively. This Agreement constitutes, and each of the Other Agreements executed by the Buyer and/or ABT, respectively, will constitute, the legal, valid and binding obligations of the Buyer and/or ABT, respectively, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally or by general equitable principles. All action of the Boards of Directors of the Buyer and ABT and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

     (g) Financial Statements.  ABT has delivered to the Seller a copy of its
         --------------------
Annual Report on Form 10-KSB for June 30, 1995 and its Quarterly Reports on Form 10-QSB for September 30, 1995 and December 31, 1995, as filed by ABT with the Securities and Exchange Commission (the "ABT Financial Statements"), which fairly present the consolidated financial condition of ABT as of the respective dates. Except as disclosed in the ABT Financial Statements, the

Buyer has no material debts, liabilities or obligations (whether due or to become due, absolute, accrued, contingent or otherwise) of any nature whatsoever relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the date of the ABT Financial Statements, whether or not then known, due or payable. To the best knowledge and belief of the Buyer and ABT, there has been no material adverse change in financial condition of ABT since the date of the ABT Financial Statements and through the Signing Date.

     (h) Brokers; Finders.  No agent, broker, investment banker, person or firm
         ----------------
acting on behalf of the Buyer or ABT or any firm or corporation affiliated with the Buyer or ABT or under their authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from the Seller or any entity affiliated with the Seller in connection with any of the transactions contemplated hereby.

      SECTION 9.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.
                  -----------------------------------------------------------

     (a)  Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made by the Seller or the Buyer and ABT in this Agreement, including without limitation all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until and through the later of the second anniversary of the Closing Date or the date set forth in this Agreement (the "Survival Date").

     (b) Indemnity on Outstanding Obligations.  The Seller hereby agrees to
         ------------------------------------
indemnify, defend and hold harmless the Buyer and ABT from and against all liabilities, losses, costs or damages whatsoever (including expenses and reasonable fees of legal counsel) (collectively, "Damages"), arising on or before the Survival Date and out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 7 made by the Seller; (ii) the non-performance by the Seller in any material respect of any covenant, agreement or obligation to be performed by the Seller under this Agreement; (iii) the non-compliance of the provisions of any applicable bulk transfer laws in connection with the sale of the Assets to the Buyer; (iv) any liability relating to the Business other than the Assumed Liabilities set forth on Schedule 1(p); (v) the legal proceedings set forth on
Schedule 7(c); (vi) any potential environmental claims set forth on Schedule 7(j); (vii) the Employee Benefit Plans set forth on Schedule 7(k) and (viii) any liability relating to the Seller's termination of the employees of the Business.

     The Buyer and ABT, jointly and severally, hereby agree to indemnify, defend and hold harmless the Seller from and against all Damages arising on or before the Survival Date and out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained in Section 8 made by the Buyer or ABT, (ii) the non-performance by the Buyer or ABT in any material respect of any covenant, agreement or obligation to be performed by the Buyer or ABT under this Agreement, or (iii) any liability relating to the operation of the Business or the assumption of the Assumed Liabilities set forth on Schedule 1(p) that accrue, arise or are based upon events occurring after the Closing Date.

     Whenever any claim shall arise for indemnification hereunder, the party seeking indemnification (the "Indemnitee") shall notify the indemnifying party (the "Indemnitor") in writing within 30 days after the Indemnitee has actual knowledge of the facts constituting the basis for such claim (the "Notice of Claim"). The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

     If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any person against the Indemnitee, the Indemnitor shall be entitled (without prejudice to the right of the Indemnitee to participate at its expense through co-counsel of its own choosing) to contest or defend such claim at its expense and through counsel of its own choosing if the Indemnitor gives written notice of its intention to do so to the Indemnitee within 30 days after receipt of the Notice of Claim.

     Notwithstanding anything to the contrary contained herein, (i) if there is a reasonable probability that the Damages may materially and adversely affect the Indemnitee other than as a result of money damages or other money payments, the Indemnitee shall have the right to defend, compromise or settle the claim;

provided, however, in such event, if the Indemnitee shall compromise or settle
- - --------  -------
such claim without the approval of the Indemnitor, the Indemnitor shall not be bound by such compromise or settlement, and (ii) the Indemnitor shall not, without the Indemnitee's written consent, settle or compromise the claim or consent to entry of any judgment that does not include as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnitee from all liability in respect of the claim.

     Notwithstanding any provision of this Agreement to the contrary, no claim for indemnification, pursuant to this Section 9, by any of the parties hereto shall be asserted or claimed except to the extent of damages exceeding, in the aggregate, the sum of $30,000. Furthermore, except for claims arising pursuant to Sections 9(b)(iv), (v), (vi) and (vii) hereunder, the Seller shall not be liable for any damages which exceed the Purchase Price.

     SECTION 10.     COVENANTS OF THE SELLER.  The Seller hereby covenants and
                     -----------------------
agrees:

     (a) Further Assurances.  The Seller hereby agrees that from time to time at
         ------------------
the reasonable request of the Buyer or ABT, and without further consideration, to execute and deliver such additional instruments and to take such other action as the Buyer or ABT may reasonably require to convey, assign, transfer and deliver the Assets and otherwise to carry out the terms of this Agreement.

     (b) Access to Information.  Subsequent to the date hereof and prior to the
         ---------------------
Closing Date, the Seller will continue to give to the Buyer, ABT, their counsel, accountants, and other representatives, full and free access to all properties, books, contracts, commitments and records of the Seller relating to the Assets so that the Buyer and ABT may have full opportunity to make such investigation as it shall desire. Unless the Buyer has actual knowledge, no information or knowledge obtained either independently or as a result of investigation of the Seller shall diminish or otherwise affect the representations and warranties of the Seller. In the event that this transaction is not completed for any reason, the Buyer, ABT and their representatives agree to keep confidential and not disclose any matters relating to the Business.

     (c) Closing Documents.  The Seller shall execute and deliver all
         -----------------
instruments and documents required under Section 12 as a condition precedent to the Closing under Section 12 hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

     (d) Conduct of Business.  From the date of this Agreement to the Closing
         -------------------
Date, except as expressly disclosed in the Schedules to this Agreement or as consented to by the Buyer, the Seller shall conduct its operations as engaged in at the date of this Agreement according to its ordinary course of business, shall maintain its records and books of account consistent with the Seller's past practices and shall not engage in any transactions other than as contemplated by this Agreement.

     (e)  Intentionally omitted.

     (f)  Employment.  All employees of the Seller employed in connection with
          ----------
the Business will be terminated effective as of the Closing Date.  The

Seller shall pay all such employees, on or before five (5) business days after the Closing Date, all compensation earned by them through the Closing Date. The Buyer agrees to use its diligent efforts to offer employment opportunities to such employees terminated by the Seller at the Buyer's sole discretion. The Buyer shall not be liable for any severance pay due or owing to any employee of the Business and the Seller shall indemnify and hold harmless the Buyer and ABT for any losses or expenses incurred by the Buyer and/or ABT as a result of any employee terminations, as set forth in Section 9(b) hereof. The Seller agrees to use its diligent efforts to assist the Buyer in hiring any of such employees as the Buyer determines in its sole discretion.

     SECTION 11.     COVENANTS OF THE BUYER AND ABT.  The Buyer and ABT hereby
                     ------------------------------
covenant and warrant as follows:

     (a) Noninterference.  The Buyer and ABT shall not take or omit to take any
         ---------------
action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in Section 8 of this Agreement, or (ii) would interfere with the Buyer's or ABT's ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

     (b) Closing Documents.  The Buyer and ABT shall execute and deliver all
         -----------------
instruments and documents required under Section 13 as a condition precedent to the Closing hereof and take all action required to carry out the terms of this Agreement and to consummate the transactions contemplated hereby.

     (c) Payment of Sales and Personal Property Taxes.  The Buyer will pay all
         --------------------------------------------
taxes (exclusive of the Seller's income taxes) payable in connection with the sale, assignments, transfers, conveyances and deliveries hereunder including all applicable sales tax with respect to the sale of the Assets exclusive of income taxes of the Seller.

     (d) Access.  The Buyer agrees to preserve and provide the Seller and its
         ------
representatives with access to all such business records that are provided by the Seller to the Buyer in connection with this transaction at all times for all reasonable purposes for a period of five (5) years following the Closing.

     SECTION 12.     CONDITIONS PRECEDENT TO THE BUYER' AND ABT'S OBLIGATIONS.
                     --------------------------------------------------------
The obligations of the Buyer and ABT under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Buyer or ABT, as applicable):

     (a) There shall not have been any material breach of the representations, warranties, covenants and agreements of the Seller contained in this Agreement or the Schedules hereto and all such representations and warranties shall be true in all material respects at all times on or before the Closing as if given at such time, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

     (b) The Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to Snow Becker Krauss P.C., counsel for the Buyer.

     (c) The Buyer shall have received a certificate dated the date of the Closing and signed by the Seller, certifying that the conditions specified in subsections (a) and (b) above have been fulfilled.

     (d) The Buyer shall have received a certificate dated the date of the

Closing and signed by the Seller, certifying that there has been no material adverse change in the Assets since the Signing Date.

     (e) The Seller shall have obtained and delivered to the Buyer any required consents or approvals of any other third parties whose consent is required to the transactions contemplated hereunder.

     (f) The Buyer shall have received a written opinion of counsel for the Seller dated as of the Closing Date, in the form of Exhibit 12(f) hereto.

     (g) The Buyer shall have received a bill of sale or bills of sale and documentation and such other good and sufficient instruments of transfer and conveyance as, in the reasonable opinion of counsel to the Buyer, shall be effective to transfer to the Buyer good and valid title to the Assets, as herein provided.

     (h) The Seller shall have delivered or otherwise surrendered possession to the Buyer of the Assets sold to the Buyer hereunder as described in Section 1 hereof.

     (i) The Buyer shall have received certified resolutions of the Seller's Board of Directors authorizing the transactions contemplated by this Agreement.

     (j) The Buyer shall have received at the Closing a satisfactory title opinion, or title insurance with regard to the real property interests transferred to the Buyer.

     (k) The Buyer shall have received from the Seller pursuant to Section 2(d) above, an agreement in the form of Exhibit 2(d) attached hereto, whereby the Seller agrees for a period of five years from the Closing Date, not to compete with the Buyer or ABT in selling any products to current customers of the Business as existing on the Closing Date. Such agreement shall be reasonably satisfactory in form and substance to counsel for the Buyer.

     (l) The Buyer shall have completed their due diligence review to its satisfaction and, among other things; (i) determined that a satisfactory percentage of customers of the Seller will continue to do business with the Buyer following the Closing; and (ii) agreed with the Seller upon a value of all of the Assets.

     (m) The Buyer shall have received assumption and assignment agreements, in the form of Exhibit 12(l) attached hereto, for each agreement as set forth on
Schedule 7(e) requiring such agreement to be executed in order to be assigned, and such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably satisfactory to the Buyer, as shall be effective to transfer to the Buyer good and marketable title to the Assets and put the Buyer in actual possession and operating control thereof and to assist the Buyer in exercising all rights with respect thereto.

     (n) Intentionally omitted.

     (o) Since the Balance Sheet Date and through the Closing Date, there shall not have occurred any material change in the Assets or the condition (financial or otherwise) of the Business, its properties or prospects.

     (p) The Buyer shall have received all contracts, customer files and business records relating to the Assets in the possession of the Seller, its subsidiaries and divisions, but excluding, corporate records and any other Excluded Assets.

     (q) The Buyer shall have received all documents required to be delivered to the Buyer under any other provision of this Agreement.

     (r) The Buyer shall have received a Certificate of Incumbency identifying the officers and directors of the Seller executing this Agreement of the Other Agreements immediately before Closing.

     (s) The Buyer shall have received the Phase I environmental study and report applicable to the real property interests located in Pennsylvania and transferred to the Buyer pursuant to this Agreement dated December 19, 1991.

     (t) The Buyer shall have received, if available, audited financial statements of the Seller with respect to the Business for the last two fiscal years attached hereto as Exhibit 12(t).

     SECTION 13.     CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATIONS.  The
                     ------------------------------------------------
obligations of the Seller under this Agreement are subject to the following conditions (any of which may be waived in writing in whole or in part by the Seller):

     (a) There shall not have been any material breach of the representations, warranties, covenants and agreements of the Buyer or ABT contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing, except to the extent that any such representation or warranty is expressly stated to be true as of some other time.

     (b) The Buyer and ABT shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to Brent G. Wennberg, Esq., counsel for the Seller.

     (c) The Seller shall have received a certificate dated the date of the Closing and signed by the Buyer and ABT, certifying that the conditions specified in subsections (a) and (b) above have been fulfilled.

     (d) The Seller shall have received a written opinion of counsel for the Buyer and ABT, dated as of the date of Closing, in the form of Exhibit 13(d) attached hereto.

     (e) At the Closing, the Seller shall have received payment in the amount of the Purchase Price as set forth in Section 2 above, and as adjusted pursuant to
Schedule 2(h).

     (f) The Seller shall have received copies of the minutes and resolutions of the Board of Directors of the Buyer and ABT showing the authorization and approval by such Boards of the execution and delivery by the Buyer and ABT to the Seller of this Agreement, the Other Agreements and the agreements and instruments provided for herein and of the performance of the obligations of the Buyer and ABT under this Agreement and the Other Agreements and such other instruments and agreements, certified as of a recent date by each Secretary or another officer of the Buyer and ABT.

     (g) The Seller shall have received a certificate of incumbency identifying the officers and directors of the Buyer and ABT immediately before Closing.

     (h) The Seller shall have received an officer's certificate of the Buyer and ABT evidencing its authority to execute this Agreement and to consummate the transactions contemplated hereby.

     (i) The Seller shall have received all documents required to be delivered to the Seller under any other provision of this Agreement.

     SECTION 14.     CONDITIONS PRECEDENT TO OBLIGATIONS OF BOTH THE SELLER AND
                     ----------------------------------------------------------
THE BUYER.  The obligations of both the Seller and the Buyer to complete this
- - ---------
transaction shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) No Injunctions.  No action or proceeding shall have been instituted or
         --------------
threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this transaction or to recover any damages or obtain other relief as a result of this transaction.

     (b) Due Diligence.  The Seller and the Buyer shall each have been afforded
         -------------
the opportunity to complete their due diligence and conduct a review of the business and prospects of the other and ABT, and shall be reasonably satisfied as to such business and prospects.

     (c) Consents.  Any consent to the transaction considered by the Seller or
         --------
the Buyer to be necessary or advisable under any agreement or contract, the withholding of which might have, in the judgment of the Seller or the Buyer, a material adverse effect on the financial condition of the other party or ABT, shall have been obtained.

     (d) Corporate Proceedings.  All corporate and other proceedings in
         ---------------------
connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Seller and the Buyer and their counsel, and the Seller and the Buyer and their counsel shall have received all certified resolutions of the Boards of Directors of the Seller and the Buyer authorizing the transactions contemplated by this Agreement, and such other certificates, documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

SECTION 15. SUBSEQUENT EVENTS. ABT may, at its own expense, audit the financial
            -----------------
statements of the Business ("Audited Financial Statements"), certified by KPMG Peat Marwick LLP, independent certified public accountants (or any other auditor chosen by the Buyer and reasonably acceptable to the Seller), for all periods required of ABT under the rules and regulations of the Securities and Exchange Commission (the "Rules"). The Seller hereby agrees to provide ABT, their accountants and any other of their representatives with full and free access during normal business hours to the books and records of the Business and to cooperate fully with all such representatives of ABT so that the Audited Financial Statements may be prepared on a timely basis. The Seller shall cooperate in every way to expedite and facilitate the Audited Financial Statements. The Buyer shall pay to the Seller the reasonable expenses associated with such cooperation, including, but not limited to, the cost of retrieving files from storage. Further, the Buyer shall pay to the Seller the reasonable expenses of Brian Lewis or a mutually agreed upon employee of the Seller, for his assistance to the Buyer in preparing the Audited Financial Statements. The Audited Financial Statements shall be prepared in accordance with generally accepted accounting principles applied consistently during the period covered thereto and in accordance with the Rules and which shall present fairly the financial condition of the Business in connection with the operation of the Business on the date of such statements and the results of operations for the periods covered thereby, and shall, to the extent possible, include all statements, schedules and information required by the Rules.

     SECTION 16.     TERMINATION.  (a)  This Agreement may be terminated at any
                     -----------
time prior to the Closing Date:

        (i) By mutual written consent of the Seller and the Buyer; or

        (ii) By the Buyer or the Seller if this transaction is not completed by May 15, 1996; provided, however, if one party is in compliance with the terms and conditions of this Agreement and is ready to close then that party will provide the other party with notice of its intent to close and provide such non-compliant party with ten days in order to close the transaction, unless extended by mutual agreement between the Buyer and the Seller; or

        (iii) By the Buyer or the Seller, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the other party from undertaking the transactions contemplated by this Agreement and such order, decree, ruling or other action shall not have been withdrawn by 30 days after the date on which such order, decree, ruling or other action was first issued or taken; or

        (iv) By the Seller or the Buyer if a proceeding in bankruptcy or reorganization of the Buyer, ABT, or the Seller or the readjustment or any of its debts under the Bankruptcy Act, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors now or hereafter existing, shall be commenced by or against the Buyer or the Seller; or

        (v) By the Buyer if the Seller has materially breached any of its representations, warranties or covenants under this Agreement; or

        (vi) By the Seller if the Buyer or ABT have materially breached any of their representations, warranties or comments under this Agreement.

     (b) In the event of termination of this Agreement, Sections 21, 22, 23 and 28 of this Agreement shall survive any such termination.

     SECTION 17.     BULK SALE ACT.  The Seller and the Buyer agree to waive
                     -------------
compliance with all applicable State Bulk Sales Acts and the rules and regulations promulgated thereunder. However, the Seller shall indemnify and hold harmless the Buyer and ABT for any losses or expenses incurred by the Buyer and/or ABT as a result of such waiver of compliance with such Bulk Sales Acts, as set forth in Section 9(b) hereof.

     SECTION 18.     ORDERLY TRANSFER.  The Seller shall, and hereby agrees to,
                     ----------------
cooperate with the Buyer in all reasonable ways, at no direct or indirect cost to the Seller, in effecting any orderly transfer to the Buyer of the Assets to be acquired by the Buyer hereunder.

     SECTION 19.     PARTIES IN INTEREST.  This Agreement shall be binding upon
                     -------------------
and shall inure to the benefit of the parties and their successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

     SECTION 20.     ENTIRE AGREEMENT.  This instrument, including the Schedules
                     ----------------
and Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof. All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof. There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto.

     SECTION 21.     GOVERNING LAW; CONSENT TO JURISDICTION.  This Agreement and
                     --------------------------------------
all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of Illinois, applicable to agreements made and to be performed wholly within said State, without regard to the conflicts of laws principles of such State.

     SECTION 22.     EXPENSES.  Each party hereto shall pay its own expenses and
                     --------
fees incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, unless otherwise agreed to herein.

     SECTION 23.     SEVERABILITY.  If any part of this Agreement is held to be
                     ------------
unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

     SECTION 24.     NOTICES.
                     -------

     (a) All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, or telecopier at the applicable telecopier numbers designated below (with confirmation received) by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

          (i)    if to the Seller or BH to:

                 Research Seeds, Inc.
                 225 Florence St.
                 St. Joseph, Missouri 64502
                 Attention: Mr. William Whitacre, President
                 Telecopier No.: (816) 238-7849

with a copy to:  Brent G. Wennberg
                 Senior Counsel
                 Land O'Lakes, Inc.
                 4001 Lexington Avenue North
                 Arden Hills, Minnesota 55126
                 Telecopier No.: (612) 481-2832

          (ii)   if to the Buyer or ABT to:

                 AgriBioTech, Inc.
                 Quail Park West, Suite C-25
                 2700 Sunset Road
                 Las Vegas, Nevada  89120
                 Attention:  Johnny R. Thomas, President
                 Telecopier No.: (702) 798-8808

with a copy to:  Snow Becker Krauss P.C.
                 605 Third Avenue
                 New York, New York  10158
                 Attention: Elliot H. Lutzker, Esq.
                 Telecopier No.:  (212) 949-7052

     (b) Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or, unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any party hereto may change the address specified in Section 24(a) by written notice to the other parties hereto.

     SECTION 25. AMENDMENT; NON-WAIVERS.  Any provisions of this Agreement may
                 ----------------------
be amended, if and only if, such amendment is written and signed by each party to this Agreement. Neither any failure nor any delay on the part of any party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such party, unless such waiver is made by a writing executed by the party and delivered to the other parties hereto, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any party hereto.

     SECTION 26. ASSIGNMENT.  This Agreement may not be assigned by any party
                 ----------
without the prior written consent of the other parties.

     SECTION 27. DISCLOSURE.  From and after the Signing Date until the Closing
                 ----------
or the termination of this Agreement, the Seller will not (i) solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in, any negotiations or discussions concerning the sale of the Assets with anyone other than the Buyer; or (ii) unless otherwise required by law, neither party shall make any public announcement without prior approval of the language of such announcement by the other.

     SECTION 28. CONFIDENTIALITY.  From and after the Signing Date until the
                 ---------------
Closing or the termination of this Agreement, the Buyer and ABT and their respective employees and representatives and the Seller and its representatives will maintain the confidentiality of all documents and information of a confidential nature disclosed to the other party in the course of their negotiations and the Buyer' due diligence review and will in no event use any confidential information for any purpose other than for the evaluation of the transactions contemplated herein and the financing of this transaction and in the event of termination of this Agreement will destroy all copies of documentation which each party may have delivered to the other party.

     SECTION 29. MISCELLANEOUS.  Each of the parties hereto shall use its best
                 -------------
efforts to take or cause to be taken, and to cooperate with the other parties hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 30. HEADINGS.  The headings contained herein are for reference
                 --------
purposes only and shall not affect the meaning or interpretation of this Agreement.

     SECTION 31. COUNTERPARTS.  This Agreement may be executed and delivered in
                 ------------
multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

                          RESEARCH SEEDS, INC.(SELLER)


                          By:  /s/William Whitacre
                              -------------------------
                              William Whitacre, President

                          HALSEY SEED COMPANY, INC. (BUYER)

                          By:  /s/Kathleen L. Gillespie
                              -------------------------
                              Kathleen L. Gillespie, Vice President

                          AGRIBIOTECH, INC.

                          By:  /s/Kathleen L. Gillespie
                              -------------------------
                              Kathleen L. Gillespie, Vice President